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                                                                     EXHIBIT 5.1





                                                                ATTORNEYS AT LAW
                                                     3500 One First Union Center
                                                        301 South College Street
KILPATRICK STOCKTON LLP                     Charlotte, North Carolina 28202-6001
                                                         Telephone: 704.338.5000
                                                         Facsimile: 704.338.5125
                                                      Web site: www.kilstock.com

November 15, 1999


PNV Inc.
11711 NW 39th Street
Coral Springs, FL 33065


     Re: Registration Statement on Form S-1


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-87343) originally filed by you with the Securities and Exchange Commission on September 17, 1999, and all amendments thereto through the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,312,500 shares of your common stock (the "Shares"). We understand that the Shares, which include an option granted to the underwriters to purchase up to an additional 562,500 shares of your common stock to cover over-allotments, are to be sold by you to the underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken by you, in connection with the authorization, issuance and sale of the Shares, and have examined such corporate records and such other documents and certificates as we have deemed necessary as the basis for the opinion hereinafter expressed.

     It is our opinion that, upon completion of the proceedings being taken, or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, and in accordance with the resolutions adopted by your board of directors, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                      Very truly yours,

                                      /s/ Kilpatrick Stockton LLP
                                      ---------------------------
                                      Kilpatrick Stockton LLP